Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ANCHORAGE INTERNATIONAL HOLDINGS CORP.", CHANGING ITS NAME FROM "ANCHORAGE INTERNATIONAL HOLDINGS CORP." TO "CHANGSHENG INTERNATIONAL GROUP LIMITED", FILED IN THIS OFFICE ON THE SIXTH DAY OF JULY, A.D. 2020, AT 7:36 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

4421337 8100
SR# 20206131222

Authentication: 203248700
Date: 07-08-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:36 PM 07/06/2020
FILED 07:36 PM 07/06/2020
SR 20206083830 - File Number 4421337

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Anchorage International Holdings Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

I: The name of the Corporation is Changsheng International Group Limited

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of July, 2020.

By: [signature]
Authorized Officer

Title: President

Name: Lin Yue
Print or Type